UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

LIQUIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39724	85-1710962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina		27560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

The Board of Directors (the “Board”) of Liquidia Corporation, a Delaware corporation (the “Company”), has previously adopted a non-employee director compensation policy comprised of cash compensation and equity compensation, as disclosed in the Company’s Registration Statement on Form S-4 (Reg. No. 333-240421) on page 150 under the section entitled “Directors and Officers of HoldCo Following Completion of the Merger Transaction – Director Compensation”. For fiscal 2021, each of the Company’s non-employee directors have agreed to a one-time waiver of the annual cash consideration payable to them for service on the Board and committees thereof, in an effort to further extend the Company’s cash runway. In lieu of such cash consideration, on March 24, 2021, the Company granted each of Drs. Stephen Bloch, Joanna Horobin and Roger Jeffs, Ms. Katie Rielly-Gauvin and Messrs. Arthur Kirsch, Paul Manning and Raman Singh non-qualified stock options to purchase 55,187, 35,872, 30,353, 35,182, 41,390, 21,385 and 25,524 shares of common stock, respectively, under the Liquidia Corporation 2020 Long-Term Incentive Plan, each option with an exercise price equal to $2.51 per share. Twenty-five percent of the option shares vested on March 24, 2021, with the remainder vesting in equal quarterly installments on each of June 30, 2021, September 30, 2021 and December 31, 2021, subject to each director’s continuous service as of each such date. Each current non-employee director will remain entitled to receive an annual option grant of 20,000 shares of common stock in 2021 pursuant to the Company’s non-employee director equity compensation policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 26, 2021	Liquidia Corporation

	By:	/s/ Michael Kaseta
		Name:	Michael Kaseta
		Title:	Chief Financial Officer